UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AÉROPOSTALE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AÉROPOSTALE, INC.
112 West 34th Street, 22nd Floor
New York, NY 10120
646-485-5410

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 20, 2007

To the Stockholders of Aéropostale, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Aéropostale, Inc., a Delaware corporation (the “Company”), will be held at The Westin New York at Times Square, 270 West 43rd Street, New York, New York, 10036 on June 20, 2007 at 2:00 p.m., local time, for the following purposes:

1. To elect nine (9) directors to the Board of Directors to serve for terms of one year, or until their successors are elected and qualified;

2. To approve an amendment to our Amended and Restated 2002 Long-Term Incentive Plan, providing for an increase in the number of shares authorized to be issued under the Plan by an additional 2,500,000 shares, as well as certain other provisions in the Plan;

3. To ratify the selection, by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Fiscal year ending February 2, 2008; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on May 4, 2007 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof.

Your vote is important. Stockholders of record can give proxies by calling a toll-free telephone number, by using the Internet or by mailing their signed proxy cards. Whether or not you plan to attend the meeting, please vote by telephone or via the Internet or sign, date and return the enclosed proxy card in the envelope provided. Instructions are included on your proxy card. You may change your vote by submitting a later dated proxy (including a proxy via telephone or the Internet) or by attending the meeting and voting in person.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 3.

Edward M. Slezak
Secretary

May 11, 2007

AÉROPOSTALE, INC.
112 West 34th Street, 22nd Floor
New York, NY 10120
646-485-5410

ANNUAL MEETING OF STOCKHOLDERS
June 20, 2007

PROXY STATEMENT

Introduction

Our Board of Directors is soliciting proxies for the 2007 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

In this Proxy Statement:

•	“We” and “the Company” mean Aeropostale, Inc. Our executive offices are located at 112 West 34th Street, New York, New York 10120; and

•	“Annual Meeting” means the 2007 Annual Meeting of Stockholders to be held on June 20, 2007, at 2:00 p.m. in The Westin New York at Times Square, 270 West 43rd Street, New York, New York, 10036, and any adjournment or postponement thereof.

A copy of our 2006 Annual Report to Stockholders, which includes our financial statements, accompanies this Proxy Statement and proxy card, all of which are being mailed to our stockholders beginning on or about May 14, 2007.

ABOUT THE MEETING

All shares represented by properly executed proxies received by the Company prior to the meeting will be voted in accordance with the stockholders’ directions. A proxy may be revoked, without affecting any vote previously taken, by written notice mailed to the Company (Attention: Edward M. Slezak, General Counsel and Secretary) or delivered in person at the meeting, by filing a duly executed, later dated proxy or by attending the meeting and voting in person.

What is the purpose of the annual meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, including the election of nine (9) directors, approving an amendment to our Amended and Restated 2002 Long-Term Incentive Plan providing for an increase in the number of shares authorized to be issued under the Plan by an additional 2,500,000 shares, as well as certain other provisions in the Plan, ratifying the appointment of our independent registered public accounting firm and acting upon any other matter to properly come before the meeting.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on May 4, 2007, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the Annual Meeting or any postponements or adjournments of the Annual Meeting.

What if my shares are held in “Street Name” by a broker?

If you are the beneficial owner of shares held in “street name” by a broker, then your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, then your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items, for which you do not give instructions, the shares will be treated as “broker non-votes.” A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange. Shares held in street name may be voted by your broker on discretionary items in the absence of voting instructions given by you. Proposals 1 through 3 to be presented at the Annual Meeting are considered routine and therefore may be voted upon by your broker if you do not give instructions for the shares held by your broker.

What are the voting rights of the holders of Aéropostale’s common stock?

Holders of our common stock are entitled to one (1) vote, for each share held of record, on all matters submitted to a vote of the stockholders, including the election of directors. Stockholders do not have cumulative voting rights.

Who can attend the meeting?

Subject to space availability, all common stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Admission to the meeting will be on a first-come, first-serve basis. Registration will begin at 1:30 p.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of record of the issued and outstanding shares of capital stock representing a majority of the votes entitled to be cast at the meeting constitutes a quorum, thereby permitting the meeting to conduct its business. As of the record date, May 4, 2007, 51,681,798 shares of our common stock were issued and outstanding. Thus, the presence of the holders of common stock representing at least 25,840,900 votes will be required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of our common stock for which they have voting authority in favor of the adjournment. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

How do I vote?

1. You may vote by mail.  If you properly complete and sign the enclosed proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed either in the United States or Canada.

2. You may vote by telephone.  If you are a registered stockholder (if you hold your common stock in your own name), you may submit your voting instructions by telephone by following the instructions printed on the proxy card. If you submit your voting instructions by telephone, you do not have to mail in your proxy card.

3. You may vote on the Internet.  If you are a registered stockholder (if you hold your common stock in your own name), you may vote on the Internet by following the instructions printed on the proxy card. If you vote on the Internet, you do not have to mail in your proxy card.

If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person or vote in person by ballot at the meeting. If your shares are held in “street name” and you wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares.

Can I change my vote after I submit my Proxy?

Yes, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	signing and returning another proxy card with a later date;

•	submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions are followed);

•	giving written notice of revocation to the Company’s Secretary prior to or at the Annual Meeting; or

•	voting at the Annual Meeting.

Your attendance at the meeting will not have the effect of revoking your proxy unless you give written notice of revocation to the Corporate Secretary of the Company before the polls are closed on the date of the Annual Meeting. Any written notice revoking a proxy should be sent to our Corporate Secretary at 112 West 34th Street, New York, New York 10120 and must be received before the polls are closed.

How does the Board of Directors recommend I vote on the Proposals?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, your Board recommends that you vote:

•	FOR election of the nine (9) nominees to the Board of Directors;

•	FOR approval of an amendment to the Company’s Amended and Restated 2002 Long-Term Incentive Plan; providing for an increase in the number of shares authorized to be issued under the Plan by an additional 2,500,000 shares, as well as certain other provisions in the Plan; and

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal 2007.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What are my voting options on each Proposal?

You have several choices on each of the matters to be voted upon at the Annual Meeting. On the election of directors, by checking the appropriate box on your proxy card, you may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify as directors voting against. On the other matters, by checking the appropriate box, you may: (a) vote “For” the proposal; (b) vote “Against” the proposal; or (c) “Abstain” from voting on the proposal by checking “Abstain”.

How many votes are required to approve the Proposals?

For Proposal 1, pursuant to our bylaws and Delaware law, directors receiving a plurality of the votes represented and entitled to vote at the meeting shall be required. For Proposal 2, in accordance with New York Stock Exchange listing requirements, an affirmative vote of the holders of a majority of shares of common stock cast on such proposal, in person or by proxy, is required, provided that the total vote cast on the proposal represents over 50% of the outstanding shares of common stock entitled to vote on the proposal. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. All outstanding shares, including broker non-votes, count as shares entitled to vote. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total outstanding shares of our common stock. Once satisfied, the number of votes “for” the proposal must be greater than 50% of the NYSE Votes Cast. Thus, broker non-votes can make it difficult to satisfy the NYSE Votes Cast requirement, and abstentions have the effect of a vote against this proposal. For Proposal 3, pursuant to our bylaws and Delaware law, an affirmative vote of a majority of shares of common stock represented and entitled to vote at the meeting is required to approve this proposal. Abstentions will have no effect on the outcome of these proposals. Broker non-votes will not result from these proposals.

How will abstentions be treated?

If you abstain from voting on one or more proposals, we will still include your shares for purposes of determining whether a quorum is present. Pursuant to our bylaws, we will not treat abstentions as votes for or against Proposals 1 and 3. However, the NYSE Votes Cast requirement treats abstentions as a vote against Proposal 2.

What happens if a nominee for Director is unable to stand for election?

If a nominee is unable to stand for election, our Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Ownership of Common Stock

The following table shows, as of April 20, 2007, certain information with regard to the beneficial ownership of the Company’s Common Stock by: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company’s directors and nominees; (iii) each executive officer named in the summary compensation table below; and (iv) all directors and executive officers as a group.

	Shares
	Beneficially Owned(1)
	Number	Percent

5% Beneficial Owners
AMVESCAP PLC(2)	3,255,837	6.30
30 Finsbury Square London EC2A 1AG, England
Barclays Global Investors Japan Trust and Banking Company Limited(3)	2,676,336	5.18
Ebisu Prime Square Office Tower 8th Floor 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan
Directors and Executive Officers
Julian R. Geiger(4)	304,806	*
Thomas P. Johnson(4)	56,078	*
Michael J. Cunningham(4)	112,482	*
Olivera Lazic-Zangas(4)	86,188	*
Barbara Pindar(4)	1,550	*
Bodil Arlander	33,000	*
Ronald R. Beegle(4)	31,750	*
Mary Elizabeth Burton(4)	16,750	*
Robert B. Chavez(4)	10,750	*
David H. Edwab(4)	6,250	*
John D. Howard	211,854	*
Karin Hirtler-Garvey(4)	6,750	*
David B. Vermylen(4)	31,750	*
All directors and executive officers as a group (16 persons)(4)	920,233	1.76

*	Represents less than 1% of the outstanding shares of the Company’s common stock.

(1)	Unless otherwise indicated, each of the stockholders has sole voting and dispositive power with respect to the shares of common stock beneficially owned. The percent is based upon the 51,677,611 shares outstanding on April 20, 2007 and the number of shares, if any, as to which the named person has the right to acquire upon options becoming exercisable or restricted stock vesting within 60 days of April 20, 2007.

(2)	Share ownership for AMVESCAP PLC was obtained from a Schedule 13G, dated February 14, 2007, and filed with the Securities and Exchange Commission.

(3)	Share ownership for Barclays Global Investors Japan Trust and Banking Company Limited was obtained from a Schedule 13G, dated January 23, 2007, and filed with the Securities and Exchange Commission.

(4)	Includes the following shares for options and shares of common stock underlying restricted stock awards exercisable within 60 days of April 20, 2007:

Mr. Geiger	232,992
Mr. Johnson	41,415
Mr. Cunningham	54,400
Ms. Lazic-Zangas	86,188
Ms. Pindar	1,550
Mr. Beegle	26,250
Ms. Burton	11,250
Mr. Chavez	4,750
Mr. Edwab	3,750
Mr. Vermylen	26,250
Ms. Hirtler-Garvey	3,750
All directors and executive officers as a group	502,320

PROPOSAL 1 — ELECTION OF DIRECTORS

General

At the meeting, the stockholders will be asked to elect nine (9) directors. The Board has nominated, upon the recommendation of our Nominating and Corporate Governance committee, seven current members of the Board named below plus two (2) new members, Mindy C. Meads and John Haugh. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nine (9) nominees named below to constitute the entire Board. Each nominee shall be elected for a term of one year or until such nominee’s successor is elected and qualified. Pursuant to our bylaws, the Board of Directors has resolved that the size of our Board of Directors shall be fixed, from time to time, by a vote of a majority of the members of the Board of Directors. Information regarding the nominees as of April 20, 2007, is set forth below.

Information Regarding Nominees

Bodil Arlander, 43, has served as a director since August 1998 and currently is a Senior Managing Director at Bear, Stearns & Co. Inc., which she joined in April 1997, as well as a partner in the Bear Stearns Private Equity Fund. She is also a member of the board of directors of the publicly traded company New York & Company, Inc., as well as several privately held corporations.

Ronald R. Beegle, 44, has served as director since August 2003 and is a founding Partner of Goode Partners LLC, a private equity firm focused on investments in small to middle market consumer product, retail, and restaurant companies. Prior to forming Goode Partners, from 2004 through 2005, Mr. Beegle was the Chairman of Credit Suisse Group’s Global Consumer/Retail Investors Unit. Previously, Mr. Beegle had been employed by Gap Inc. from 1996 until 2003 and had most recently served as Chief Operating Officer of the company’s flagship Gap division. While at Gap, Inc., he also served as Senior Vice President of Operations and Finance of Banana Republic and Executive Vice president and General Manager of Gap, Inc. Direct. He is a member of the Audit and Nominating and Corporate Governance Committees of the Board.

Robert B. Chavez, 52, has served as a director since April 2004 and currently is the President and Chief Executive Officer at Hermes of Paris, Inc., which he joined in August 2000. Between 1992 and August 2000 Mr. Chavez was the Chief Executive Officer at Etienne Aigner. Mr. Chavez was also President of Frederic Fekkai (Hair Services and Products), a division of Chanel, Inc. from May 2000 through July 2000. Effective at the Annual Meeting, he will become Chairman of the Compensation Committee and he is currently a member of the Nominating and Corporate Governance Committee of the Board.

Julian R. Geiger, 61, has served as our Chairman and Chief Executive Officer since August 1998. From 1996 to 1998, he held the position of President and Chief Executive Officer of Federated Specialty Stores, a division of Federated

Department Stores, Inc., which included Aéropostale. Before joining Federated, he was President of the Eagle Eye Kids wholesale and retail divisions of Asian American Partners from 1993 to 1996. Prior to that time, Mr. Geiger held a wide range of merchandising positions from 1975 to 1993 at R.H. Macy & Co., Inc., including President of Merchandising for Macy’s East responsible for Young Men’s, Juniors, Misses Coats and Misses Swimwear.

Karin Hirtler-Garvey, 50, has served as a director since August 2005 and was formerly Chief Operating Officer, Global Markets for Bank of America (formerly Nations Bank). Ms. Hirtler-Garvey joined Bank of America in September of 1995 and held various senior management positions within the organization until March of 2005. Prior to becoming Chief Operating Officer, Global Markets, from April to October of 2004, Ms. Hirtler-Garvey held the position of President of Trust and Credit Banking Products. From June 2001 to March 2004, Ms. Hirtler-Garvey held the position of Chief Financial Officer/Chief Operating Officer for the Wealth and Investment Management division. Ms. Hirtler-Garvey is currently a principal in a start-up real estate development venture based in New Jersey. Ms. Hirtler-Garvey is a certified public accountant. Ms. Hirtler-Garvey is a director of a privately held corporation. Effective at the Annual Meeting she will become Chairperson of the Audit Committee and she currently is a member of the Nominating and Corporate Governance Committee of the Board.

John Haugh, 44, Mr. Haugh joined Mars Retail Group in January 2004 as President, where he leads all retail business operations for this subsidiary of Mars, Incorporated. Prior to this position, he was Chief Marketing Officer and Senior Vice President, Worldwide Business Development at Payless ShoeSource, Inc. Before his promotion, he was Chief Marketing Officer and Senior Vice President, Domestic Business Development from January 2002 to January 2003 and SVP, Marketing from January 2000 to January 2002. Mr. Haugh was with Universal Studios from January 1998 to January 2000 as Executive Vice President, Marketing and Sales.

John D. Howard, 54, has served as a director since August 1998 and is currently a Senior Managing Director of Bear, Stearns & Co. Inc. and is the Chief Executive Officer of Bear Stearns Merchant Banking LLC, an affiliate of Bear, Stearns & Co. Inc. Mr. Howard has been the head of the merchant banking department of Bear, Stearns & Co. Inc. since its inception in 1997. Mr. Howard is also a member of the board of directors of the publicly traded companies New York & Company, Inc., Integrated Circuit Systems, Inc. and Vitamin Shoppe Industries, as well as a director of several privately held corporations.

Mindy C. Meads, 55, has served as our President and Chief Merchandising Officer since March 2007. Ms. Meads most recently served as President and Chief Executive Officer of Victoria’s Secret Direct, a division of Limited Brands, Inc from August 2006 to January, 2007. From 1998 to 2005 Ms. Meads served in senior executive positions at Lands’ End, Inc./Sears Holding including President and Chief Executive Officer, Executive Vice President Sears Apparel and Executive Vice President Lands’ End Apparel and Sourcing. From 1996 to 1998 Ms. Meads was Senior Vice President Merchandising, Design, Planning & Allocation at Gymboree Corporation. From 1991 to 1996 she served as Senior Vice President Merchandising, Design and Vice President General Merchandise Manager for Lands’ End.

David B. Vermylen, 56, has served as a director since May 2003. Since January 2005 he has been President & COO of Treehouse Foods. Previously, Mr. Vermylen had been employed by Keebler Company from 1996 until 2002 and had served as its Chief Executive Officer and President from 2001. Mr. Vermylen also serves as a director of a privately held corporation. He is Chairman of the Nominating and Corporate Governance Committee and is a member of the Compensation Committee and, effective at the Annual Meeting, he will become a member of the Audit Committee.

Each of the directors listed above has agreed to serve, if elected, and management has no reason to believe that they will be unavailable to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of each of the directors listed above. The proxies solicited by this Proxy Statement cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE
“FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Former Directors

David H. Edwab, a member of our Board of Directors since January 2001, and Mary Elizabeth Burton, a member of our Board of Directors since April 2001, have each determined not to stand for reelection. Their resignations will become effective on June 20, 2007, at the conclusion of our Annual Meeting. The Board thanks Ms. Burton and Mr. Edwab for their years of dedicated service to the Company.

CORPORATE GOVERNANCE

During the Fiscal year ended February 3, 2007 (“Fiscal 2006”), our Board of Directors met seven (7) times. The Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. During Fiscal 2006, each of the Company’s current directors participated in at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the Board Committee or Committees upon which such director is or was a member.

Director independence

The Board has determined that each of Bodil Arlander, Ronald R. Beegle, Robert B. Chavez, Karin Hirtler-Garvey, John Haugh, John D. Howard and David B. Vermylen have no material relationship with the Company other than in his or her capacity as a director, or potential director in the case of Mr. Haugh, of the Company and that each is “independent” in accordance with applicable NYSE standards. Following the Annual Meeting of stockholders, if all director nominees are elected to serve as our directors, independent directors will constitute more than two-thirds of our Board. Julian R. Geiger and Mindy C. Meads are executive officers of the Company and are therefore not “independent” in accordance with applicable NYSE standards.

In making these determinations, the Board took into account all factors and circumstances that it considered relevant, including, where applicable, the existence of any employment relationship between the director (or nominee) or a member of the director’s (or nominee’s) immediate family and the Company; whether within the past three years the director (or nominee) has served as an executive officer of the Company; whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family has received, during any twelve-month period within the last three years, direct compensation from the Company in excess of $100,000; whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family has been, within the last three years, a partner or an employee of the Company’s internal or external auditors; and whether the director (or nominee) or a member of the director’s (or nominee’s) immediate family is employed by an entity that is engaged in business dealings with the Company. The Board has not adopted categorical standards with respect to director independence. The Board believes that it is more appropriate to make independence determinations on a case by case basis in light of all relevant factors.

Our independent directors are paid a $30,000 annual retainer. In addition to the annual retainer, each Board member receives $1,500 for each board meeting attended and $500 for each telephonic meeting. Also in addition to the annual retainer, our Lead Independent Director will be paid a $25,000 annual retainer, our Audit Committee chairperson will be paid a $20,000 retainer, our Compensation Committee chairperson will be paid a $10,000 retainer and our Nominating and Corporate Governance chairperson will be paid a $7,500 retainer. Each committee member will be paid $1,500 for each committee meeting attended, $500 for each telephonic meeting attended and is reimbursed for travel expenses relating to attending Board, Committee or Company business meetings. In addition, new independent directors receive 10,000 stock options and an initial grant of restricted stock when appointed to the Board. Each incumbent director is eligible to receive a number of restricted shares equal to an annual dollar amount set by the Company in conjunction with its third party compensation consultant, which is dependent upon the Company’s achievement of annual financial targets.

Directors who are employees of the Company or are otherwise not considered independent do not receive separate compensation for serving as directors.

Attendance at annual meetings

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of stockholders. However, it encourages directors to attend and historically more than a majority have done so. All of the current Board members standing for reelection attended the 2006 Annual Meeting. Each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending meetings of the stockholders of the Company, the Board and the Committees of which he or she is a member.

Does the Company have a Code of Ethics?

Our Code of Business Conduct and Ethics is applicable to all our officers, directors and employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code is available on the Investor Relations portion of our website (www.aeropostale.com). We intend to post amendments to or waivers from the Code, if any, (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer or Directors) on our website.

How do stockholders communicate with the Board?

The Board provides a process for interested parties to send communications to the full Board, the independent members of the Board and the members of the Audit Committee. Any director may be contacted by writing to him or her, c/o General Counsel and Secretary, Aeropostale, Inc., 112 West 34th Street, New York, New York 10120 or e-mail at investorrelations@aeropostale.com to the attention of the General Counsel. Communications that are not related to a director’s duties and responsibilities as a Board member, an independent director or an Audit Committee member may be excluded by the Office of the General Counsel, including, without limitation, solicitations and advertisements; junk mail; product-related communications; job referral materials such as resumes; surveys; and any other material that is determined to be illegal or otherwise inappropriate. The directors to whom such information is addressed are informed that the information has been removed and that it will be made available to such directors upon request. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns, if any, relating to accounting, internal controls or auditing matters would be brought immediately to the attention of the Company’s Chief Financial Officer and/or General Counsel and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Copies of the Company’s code of conduct, corporate governance materials, related person transaction policy and committee charters

The Company’s code of conduct, corporate governance materials, related person transaction policy, as well as the charters of the Audit Committee, Compensation Committee and Nominating & Governance Committee of the Board of Directors, are all available on the Company’s website at http://www.aeropostale.com. Stockholders may also request a printed copy of any of those materials, free of charge by writing to the following: General Counsel and Secretary, Aeropostale, Inc., 112 West 34th Street, New York, New York 10120.

Committees of the Board of Directors

Audit Committee.  The Board of Directors maintains an Audit Committee, which will consist of the following Board members as of the Annual Meeting, Ms. Hirtler-Garvey (Chairperson), Mr. Beegle and Mr. Vermylen. Mr. Edwab will cease serving as Chairman of the Audit Committee at the Annual Meeting, and Ms. Hirtler-Garvey will become Chairperson of the Audit Committee at the Annual Meeting. Ms. Burton will also cease serving as member of the Audit Committee at the Annual Meeting. Each of them are considered “independent” under the New York Stock Exchange listing standards. The Board has determined that Ms. Hirtler-Garvey is qualified as the audit committee’s financial expert within the meaning of the SEC regulations and the Board has determined that she has accounting and financial management expertise within the meaning of the standards of the New York Stock Exchange. The Board has determined that all members of our Audit Committee are independent within the meaning of the SEC regulations relating to audit committee independence, the listing standards of New York Stock Exchange and the Company’s Corporate Governance Guidelines.

The Audit Committee of the Board is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with regulatory requirements, (iii) the qualifications, independence and performance of the Company’s independent auditors and (iv) the performance of the Company’s internal audit function. The Audit Committee meets with management and the Company’s independent registered public accounting firm. The Audit Committee met six (6) times during Fiscal 2006. The Committee schedules its meetings to ensure that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm without the presence of the Company’s management.

In connection with the New York Stock Exchange’s adopting its revised Corporate Governance Standards, we amended the Company’s Audit Committee Charter in November 2004. The full text of the Committee’s charter is available on the Investor Relations portion of our website (www.aeropostale.com).

In carrying out these responsibilities, the Audit Committee, among other things:

•	appoints, and monitors the performance of, the independent registered public accounting firm;

•	oversees and reviews accounting policies and practices and internal controls;

•	oversees and monitors the Company’s financial statements and audits;

•	oversees matters relating to communications with the independent registered public accounting firm and management;

•	reviews the annual report to be included with the Company’s proxy statement; and

•	oversees, to the extent it deems necessary, matters related to related party transactions, if any.

As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accounting firm all annual financial statements and quarterly operating results prior to their issuance. During Fiscal 2006, management advised the Committee that each set of financial statements had been prepared in accordance with generally accepted accounting principles. Management also reviewed significant accounting and disclosure issues with the Committee. These reviews included discussions with the independent registered public accounting firm about matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the adoption of, or changes to, the Company’s significant internal auditing and accounting policies and procedures as suggested by the independent registered public accounting firm, internal audit and management and any management letters provided by the outside auditors and the response to those letters. The Committee also discussed with our independent registered public accounting firm matters relating to its independence, including a review of audit and non-audit fees and the disclosures made to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has received a written disclosure letter as required by that standard. The Audit Committee has also received, reviewed and discussed with the Company’s independent registered public accounting firm the report required by section 10A(k) of the Securities Exchange Act of 1934. The Report of the Audit Committee can be found on page 31 of this Proxy Statement.

Compensation Committee.  The Board of Directors also has a Compensation Committee, consisting of Mr. Chavez (Chairman), and Mr. Vermylen. Ms. Burton will cease serving as Chairperson of the Compensation Committee at the Annual Meeting, and Mr. Chavez will become Chairman of the Compensation Committee at the Annual Meeting. The Compensation Committee of the Board (i) oversees the Company’s compensation and benefits philosophy and policies generally, (ii) evaluates the chief executive officer’s performance and oversees and sets compensation for the chief executive officer, (iii) oversees the evaluation process and compensation structure for other members of the Company’s senior management and (iv) fulfills the other responsibilities set forth in its charter.. The Compensation Committee met two (2) times during Fiscal 2006 and also met informally, either in person or by phone, on a number of occasions during Fiscal 2006. The Board has determined that each of the Compensation Committee members is “independent” in accordance with applicable NYSE standards. The Report of the Compensation Committee can be found on page 31 of this Proxy Statement.

Nominating and Corporate Governance Committee.  The Board of Directors also has a Nominating and Corporate Governance Committee consisting of Mr. Vermylen (Chairman), Mr. Beegle, Mr. Chavez and Ms. Hirtler-Garvey. The Nominating and Corporate Governance Committee of the Board identifies and recommends to the Board candidates who are qualified to serve on the Board and its committees. The Nominating and Corporate Governance Committee considers and reviews the qualifications of any individual nominated for election to the Board by stockholders. It also proposes a slate of candidates for election as directors at each Annual Meeting of stockholders. The Nominating and Corporate Governance Committee also develops and recommends to the Board, and reviews from time to time, a set of corporate governance principles for the Company and monitors compliance with those principles. The Board has determined that each of the Nominating and Corporate Governance members is “independent” in accordance with applicable NYSE standards.

The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by its members, other Board members and by management. This committee will consider director candidates from stockholders for election at the 2008 Annual Meeting if such nominees are submitted in accordance with the procedures set forth in the section of this Proxy Statement entitled “Additional Information — Advanced Notice Procedures.”

The Nominating and Corporate Governance Committee, at the direction of the Chairman, makes an initial determination as to whether to conduct a full evaluation of a prospective candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the other Board members as appropriate, that additional consideration is warranted, it may request that additional information about the prospective nominee’s background and experience be gathered and a report be prepared for the Committee. The Committee then would evaluate the prospective nominee against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including, independence, integrity, experience, sound judgment in areas relevant to the Company’s businesses and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. The Committee will also measure candidates against the criteria it sets, including skills and attributes that reflect the values of the Company. The Nominating and Corporate Governance Committee will also be responsible for reviewing with the Board, on an annual basis, the criteria it believes appropriate for Board membership.

The Committee will also consider such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. Depending on the needs of the Company at the time, the prospective nominees and such other factors as the Committee deems in its business judgment to be relevant, the Committee will take such other steps as are necessary to evaluate the prospective nominee, including, if warranted, one or more of the members of the Committee interviewing the prospective nominee. After completing this evaluation and other steps of the process the Committee would make a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

The Nominating and Corporate Governance Committee recommended to the Board of Directors that all incumbent members of the Board of Directors stand for election at our 2007 Annual Meeting, other than for Mr. Edwab and Ms. Burton, who have determined not to stand for reelection to the Company’s Board of Directors. The Nominating and Corporate Governance Committee met one (1) time during Fiscal 2006.

Meetings of the Company’s Non-Management Directors

The non-management directors meet at scheduled executive sessions of the Board of Directors. During Fiscal 2006 our Lead Independent Director presided over those meetings. Going forward, the director presiding over those executive sessions will rotate among the non-management directors.

PROPOSAL 2

PROPOSAL TO APPROVE AN AMENDMENT TO THE
COMPANY’S AMENDED AND RESTATED 2002 LONG-TERM INCENTIVE PLAN

Our stockholders are asked to act upon a proposal to approve and ratify an amendment to our Amended and Restated 2002 Long-Term Incentive Plan (the “Amended and Restated 2002 Plan”), which amended and restated the Company’s 2002 Long-Term Incentive Plan (the “2002 Plan” together with the Amended and Restated 2002 Plan are collectively referred to as the “Incentive Plan”); providing for an increase in the number of shares authorized to be issued under the Plan by an additional 2,500,000 shares, as well as certain other provisions in the Plan.

General

The Board of Directors of the Company (the “Board”) and the stockholders previously approved and adopted the Incentive Plan. The purpose of the Incentive Plan is to promote the long-term growth and profitability of the Company and its subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its subsidiaries, with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Under the Incentive Plan, awards may include cash and equity based awards, including stock options, restricted stock, performance shares and stock appreciation rights, issuable under any of the Company’s existing benefit plans.

The Incentive Plan permits the grant of options to purchase up to 2,603,334 shares (giving effect to a stock split since the plan was adopted). As of April 20, 2007, only 89,619 shares were available for the granting of future awards under the Incentive Plan. Stockholder approval of the amendment would increase the number of shares available from 89,619 to 2,589,619.

A summary of the principal provisions of the Incentive Plan is set forth below. The summary is qualified by reference to the full text of the Incentive Plan, which is attached as Annex A to this Proxy Statement.

Description of the Plan

The Incentive Plan is administered by the Compensation Committee. The Compensation Committee selects those key executives of the Company with significant operating and financial responsibility who are likely to be “covered employees” (within the meaning of Section 162(m) of the Code) in respect of the relevant Fiscal year, to be eligible to earn annual incentive compensation payments under the Incentive Plan.

Under the Incentive Plan, awards may include cash and equity based awards, including stock options, restricted stock, performance shares and stock appreciation rights (“SARs”). Award opportunities may be expressed in dollar amounts, as a multiple of salary or pursuant to a formula. The performance goals selected by the Compensation Committee for awards intended to qualify under Section 162(m) of the Code, shall be based on any of the following criteria, either alone or in any combination, and on either a consolidated or business unit level, as the Compensation Committee may in each case determine:

•	net income;

•	sales revenue;

•	gross profit;

•	gross margin;

•	return on assets;

•	earnings per share;

•	return on equity;

•	return on investment;

•	price of the Company’s Common Stock:

•	sales productivity;

•	comparable store sales growth; or

•	market share.

The foregoing terms shall have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any or all of the following items, as the Compensation Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; discontinued operations; acquisition expenses; and effects of acquisitions and divestitures. Any of the foregoing criteria may apply to a participant’s award opportunity for any year in its entirety or to any designated portion of the award opportunity, as the Compensation Committee may specify.

Except with respect to awards intended to satisfy Section 162(m) of the Code to the extent such section and the regulations issued pursuant to such section limit the Compensation Committee’s discretion, the Compensation Committee may adjust the performance goals for any Fiscal year as it deems equitable in recognition of unusual or non-recurring events affecting the Company’s performance or changes in applicable tax laws or accounting principles.

Shares Available for the Plan

On March 14, 2007, the Board approved the proposed 2,500,000 share increase in the number of shares available under the Plan. If the stockholders approve the proposal, an aggregate of 2,589,619 shares of Common Stock, which represents the number of shares equal to 5.0 percent (5.0%) of the number of shares of Common Stock outstanding as of May 4, 2007 (the “Shares”) may be issued pursuant to the Plan. No award may be made to a participant in any single calendar year to the extent such award would exceed 10% of the Shares authorized under the Plan (or, in the case of a cash award the value of such number of Shares on the date of grant). Such Shares may be in whole or in part authorized and un-issued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Incentive Plan unless, in the case of options granted under the Plan, related SARs are exercised.

Benefits Under the Incentive Plan

The amount of option and restricted shares received by the indicated persons and groups under the Incentive Plan from its inception in 2002 through April 20, 2007 is as follows:

	Number of	Number of
	Option	Restricted
Name	Shares	Shares

Julian Geiger	345,643	134,880
Tom Johnson	98,070	37,083
Michael Cunningham	93,339	32,205
Olivera Lazic-Zangas	60,720	15,030
Barbara Pindar	12,200	5,800
Bodil Arlander	0	2,570
Ronald R. Beegle	30,000	8,070
Mary Elizabeth Burton	15,000	5,500
Robert B. Chavez	15,000	9,570
David H. Edwab	45,000	5,500
John D. Howard	0	2,570
Karin Hirtler-Garvey	15,000	7,570
David B. Vermylen	30,000	8,070
Current Executive Officers as a Group	680,022	281,798
Current Directors who are not Executive Officers as a Group	150,000	49,420
All Employees (excluding current Executive Officers)	1,507,647	196,300

Federal Income Tax Consequences

Taxation under Section 409A of the Internal Revenue Code

Under Section 409A of the Internal Revenue Code, which was added by the American Jobs Creation Act of 2004, generally effective beginning in 2005, compensation deferred under nonqualified deferred compensation plans that do not satisfy election, distribution and funding restrictions will be subject to current income tax inclusion, a 20% tax and interest assessment in the year of deferral, to the extent not subject to a substantial risk of forfeiture and not previously included in gross income.

Tax Consequences to the Company

There will be no tax consequences to us except that we will be entitled to a deduction when a participant recognizes ordinary income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code. We may be required to pay employment taxes with respect to any compensation taxed as ordinary income recognized by a participant recognized as a result of an award.

With respect to nonqualified stock options, we are generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the amount the optionee pays to receive those shares (e.g., the exercise price). A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the Common Stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the excess of the fair market value on the date of sale over the price paid for such shares (e.g., the exercise price)) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.

The current federal income tax consequences of other awards authorized under the Incentive Plan generally follow certain basic patterns:

•	SARs are taxed and deductible in substantially the same manner as nonqualified stock options;

•	nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); and

•	stock-based performance awards and other types of awards are generally subject to tax at the time of payment.

In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Code Section 162(m) with respect to covered employees.

Vote Required

In accordance with New York Stock Exchange listing requirements, adoption of the amendment to increase the number of shares authorized under the Incentive Plan requires an affirmative vote of the holders of a majority of shares of common stock cast on such proposal, in person or by proxy, provided that the total vote cast on the proposal represents over 50% of the outstanding shares of common stock entitled to vote on the proposal. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. All outstanding shares, including broker non-votes, count as shares entitled to vote. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total outstanding shares of our common stock. Once satisfied, the number of votes “for” the proposal must be greater than 50% of NYSE Votes Cast. Abstentions will have the effect of a vote against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL
TO AMEND THE COMPANY’S AMENDED AND RESTATED 2002 LONG-TERM INCENTIVE PLAN

PROPOSAL 3

RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has been the Company’s independent registered public accounting firm since 1998, and has reported on the Company’s consolidated financial statements included in the annual report that accompanies this proxy statement. The Audit Committee appoints the Company’s independent registered public accounting firm, and the Audit Committee has reappointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal 2007. In the event that the stockholders do not ratify the reappointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, the Audit Committee will reconsider the selection of the independent registered public accounting firm. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Vote Required

In accordance with New York Stock Exchange listing requirements, and pursuant to our bylaws and Delaware law, an affirmative vote of a majority of shares of common stock represented and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will not result from this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE OFFICERS

The following is a list of the Company’s executive officers, followed by their biographical information (other than for Mr. Geiger and Ms. Meads whose biographical information appears in the section of this proxy statement entitled “Election of Directors — Nominees”).

Executive Officer	Age	Position

Julian R. Geiger	61	Chairman and Chief Executive Officer
Mindy C. Meads	55	President and Chief Merchandising Officer
Thomas P. Johnson	48	Executive Vice President and Chief Operating Officer
Michael J. Cunningham	49	Executive Vice President and Chief Financial Officer
Olivera Lazic-Zangas	44	Senior Vice President and Director of Design
Barbara Pindar	52	Senior Vice President Planning and Allocation
Mary Jo Pile	50	Senior Vice President and Chief Stores Officer
Edward M. Slezak	38	Senior Vice President, General Counsel and Secretary

Thomas P. Johnson was promoted to Executive Vice President — Chief Operating Officer in March 2004 after rejoining us in January 2001 as Senior Vice President — Director of Stores. Mr. Johnson had served as Senior Vice President, Vice President, Regional Manager and District Manager with Federated Specialty Stores from 1989 to 1996. In the interim, he served as Senior Vice President — Director of Stores for David’s Bridal, Inc. in 2000 and as Senior Vice President — Director of Stores for Brooks Brothers, Inc. from 1997 to 2000. Mr. Johnson also held various field positions at Gap, Inc. as Regional Manager for Banana Republic, District Manager and Store Manager for Gap, Inc. from 1981 to 1989.

Michael J. Cunningham was promoted to Executive Vice President — Chief Financial Officer in March 2004 after serving as Senior Vice President — Chief Financial Officer from August 2000 to March 2004. He previously served as Chairman and Co-Founder of Compass International Services Corporation from 1997 to 1999. He also held various senior executive positions for American Express Company from 1984 to 1997, including Vice President — Operations, Vice President — Finance, and Director of Corporate Finance. Mr. Cunningham is a Certified Public Accountant.

Olivera Lazic-Zangas was promoted to Senior Vice President — Director of Design in February 2002. She rejoined Aeropostale in 1998 as Vice President — Director of Design after serving as a women’s designer for Old Navy for nine months. Prior to Old Navy, she was the Vice President — Design Director for Aeropostale, a position she held since 1997, after serving as the Design Director for Aeropostale Women’s from 1996 to 1997 and Women’s Designer from 1995 to 1996. Prior to 1996, Ms. Lazic-Zangas was a Men’s Knit Designer for the Federated Merchandising Group from 1988 to 1995.

Barbara Pindar has served as Senior Vice President Planning and Allocation since December 2005. Previously, she held the position of Senior Vice President, Inventory Management for the Pottery Barn brands division of Williams-Sonoma. Prior to that, from 1986 to 2002, Ms. Pindar held various senior executive positions for Limited Brands, Inc., most recently Vice President, Merchandise Planning and Analysis for Victoria’s Secret Direct.

Mary Jo Pile has served as Senior Vice President — Chief Stores Officer since May 2005. Previously Ms. Pile held the position of Executive Vice President of Stores for Express/Express Men’s. Prior to that, from 1997 to 2001, Ms. Pile held the position of Vice-President of Stores for Express and The Limited. From 1995 to 1997, Ms. Pile led the start-up and launch of Victoria’s Secret Beauty stores as Vice President of Stores — Victoria’s Secret Beauty.

Edward M. Slezak was promoted to Senior Vice President — General Counsel and Secretary in April 2006 after serving as Group Vice President — General Counsel from March 2005 to April 2006 and as Vice President — General Counsel from November 2004 to March 2005. He previously served as Vice President — General Counsel of Acclaim Entertainment, Inc. from June 2002 through November 2004. Prior to that, Mr. Slezak was a senior associate in the corporate department at the law firm of Cadwalader, Wickersham & Taft, LLP.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

Executive Summary — The Purpose of Our Executive Compensation Program

Aeropostale’s executive compensation program is designed to ensure that the interests of executive officers are closely aligned with those of stockholders. We believe that this program is effective in allowing us to attract, retain and motivate highly-qualified senior talent who can successfully deliver exceptional performance.

We generally target total compensation for executive officers at the 50th percentile of the competitive market on average and believe that this practice allows us to attract and retain executive officers and to provide rewards that are competitive based on the market value for skills provided by our executive officers. In addition, we believe that this approach is appropriate in light of the high level of commitment, job demands and the expected performance contribution required by each of our executive officers in our extremely competitive marketplace.

We strongly believe that pay realized by executive officers should be very closely aligned with actual performance outcomes that benefit our stockholders. To this end, we maintain an executive compensation program that is flexible in significantly enhancing or reducing compensation payout levels based upon the Company’s actual financial performance.

The following Compensation Discussion and Analysis outlines additional details regarding the Company’s executive compensation program and policies. The Compensation Committee has provided oversight to the design and administration of the Company’s program and policies, participated in the preparation of the Compensation Discussion and Analysis and recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Governance

Our executive compensation program is overseen by the Compensation Committee of our Board of Directors. Compensation Committee members are appointed by our Board and meet the independence and other requirements of the New York Stock Exchange and other applicable laws and regulations. Compensation Committee members are selected based on their knowledge and experience in compensation matters from their professional roles.

The role of the Compensation Committee and information about its meetings are set forth on page 12 of this Proxy Statement. The Compensation Committee’s charter was last amended in 2004 and is available on the Company’s website at http://www.aeropostale.com.

Compensation Consultant

As permitted by the Compensation Committee Charter, the Compensation Committee has, during the past two (2) Fiscal years retained Hewitt Associates as its independent compensation consultant to assist in the evaluation of CEO and executive officer compensation levels and program design. Specifically, the consultant provides the Compensation Committee with market trend information, data and recommendations to enable the Committee to make informed decisions and to stay abreast of changing market practices, helping the Committee to appropriately balance external forces with our objectives, values and compensation philosophy. In addition, Hewitt Associates provided analysis on the alignment of pay and performance and assisted in the process of preparing this disclosure. The Committee, considering recommendations from management, has the ultimate authority to retain and terminate the compensation consultant. The Committee, considering recommendations from management, determines the work to be performed by the consultant. The consultant works with management to gather data required in preparing analysis for Committee review.

Committee Delegation

Company management, including the Senior Vice President and General Counsel and the Senior Vice President of Human Resources, generally prepare the materials and attend Compensation Committee meetings. This Company management team proposes compensation program design and recommends compensation levels and stock awards for executives. The Compensation Committee makes the final determination regarding certain of those proposals. The Committee also meets in executive session without management present.

Executive Compensation Philosophy

The Compensation Committee believes that executive compensation programs should be built on a philosophy reflected in clearly-articulated guiding principles, and has designed our executive compensation programs with the following guiding principles in mind:

We seek to apply a consistent philosophy to compensation for all executive officers. The primary goal of the compensation program is to link total executive compensation to performance that enhances stockholder value. Accordingly, our philosophy is based on the following core principles:

To Pay for Performance

We believe in paying for results. Individuals in leadership roles are compensated based on a combination of total Company and individual performance factors. Total Company performance is evaluated primarily based on the degree by which pre-established financial targets are met. Individual performance is evaluated based upon several leadership factors, including:

•	Attaining specific financial objectives;

•	Building and developing individual skills and a strong leadership team; and

•	Developing an effective infrastructure to support the business growth and profitability.

In addition, a significant portion of total compensation is delivered in the form of equity-based award opportunities to directly link compensation with increases in stockholder value.

To Pay Competitively

We are committed to providing a total compensation program designed to attract superior leaders to the Company and to retain performers of the highest caliber. To achieve this goal, we annually compare our pay practices and overall pay levels with other leading specialty retail organizations, and, where appropriate, with non-specialty retail organizations when establishing our pay guidelines.

To Pay Equitably

We believe that it is important to apply generally consistent guidelines for all executive officer compensation programs. In order to deliver equitable pay levels, the Committee considers depth and scope of accountability, complexity of responsibility, and executive performance, both individually and collectively as a team.

To Encourage Ownership of Company Stock

To encourage ownership of our common stock, the Committee approved a revised approach for delivering equity-based incentives for senior executives in 2006. Performance-based equity awards are granted in a combination of stock options, restricted stock and performance-based restricted stock payable in our common stock.

Executive Compensation Practices

The Committee annually reviews our executive compensation to ensure it best reflects our compensation philosophy. The principal elements of our executive compensation are base salary, short-term performance-based incentive compensation and long-term equity-based incentive programs. The Committee has designed our executive compensation programs to reward improvement in operating income, individual and Company performance. The Committee evaluates and administers the compensation of our officers in an integrated manner, making compensation decisions around program design and pay adjustments that align with our compensation philosophy, current market practices and our total compensation program objectives.

A portion of executive officers’ targeted total compensation is performance-based, linked to the achievement of predetermined operating income goals. Actual compensation realized therefore may be more or less than the targeted compensation opportunity in any given year. Based on the results of an analysis performed by the Committee’s consultant, Hewitt Associates, the Committee believes that total pay realized by executive officers is reasonable based on increases in total returns to our stockholders.

Although there is no formal policy for a specific allocation between current and long-term compensation, or between cash and non-cash compensation, the Committee has established a pay mix for executive officers that places emphasis on pay that is based on performance. Executive compensation is divided between current and long-term compensation, and cash and non-cash compensation, to generally reflect market practice and to provide executive officers with attractive levels of current pay while encouraging officers to remain with our Company for the long-term. Non-cash, long-term compensation is performance-based and can be realized only if executive officers achieve financial goals including providing returns to our stockholders during the relevant performance period. Performance-based equity awards help to align the interests of our executive officers with those of our stockholders. Because they are tied to key performance measures, they also support our key brand and human capital strategies. Additionally, long-term compensation increases the likelihood that we will be able to retain top performers. A significant portion of the cash compensation is also performance-based and will be reduced or increased based on both the performance of our Company over the measurement period and individual performance. When setting the amount of compensation to be awarded in a given year, the Committee considers the relative proportion of total compensation delivered on a current and long-term basis and in the form of cash and equity prior to making changes to compensation levels.

The Committee believes that, in addition to current and long-term compensation, it is important to provide our executive officers with competitive post-employment compensation and in some cases guarantee bonuses. Post-employment compensation consists of two main types — retirement benefits and termination provisions. The Committee believes that retirement benefits and termination provisions are important components in a well-structured executive officer compensation package, and the Committee seeks to ensure that the combined package is competitive at the time the package is negotiated with the executive officer. Our retirement programs are described below on page 26.

The Committee will consider, as appropriate, retroactively adjusting previously awarded bonuses or vested equity compensation in the event of a restatement of financial or other performance results as contemplated by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).

The Committee reviewed all components of the named executive officers’ compensation for the years 2004, 2005 and 2006, including salary, bonus, realized and unrealized gains on stock options and restricted stock, the cost to the Company of all perquisites, payout obligations under the Company’s non-qualified deferred compensation plan and supplemental executive retirement plan. The Committee concluded that compensation levels are reasonable and in the best interests of Aeropostale and its stockholders.

In determining the overall compensation level for our executives, the Company and the Committee reviewed publicly available data on base salary, bonus and long-term incentive compensation for certain executives for a peer group consisting of 26 national and regional, specialty and department store retail organizations to benchmark the appropriateness and competitiveness of their compensation. This list of peer companies is reviewed by the Compensation Committee each year. For the 2006 Fiscal Year, the comparison companies were:

Abercrombie & Fitch	Coach	Nordstrom
American Eagle Outfitters	Federated Department Stores	Polo Ralph Lauren
Ann Taylor Stores	Gap	Ross Stores
Buckle	Guess?	Bon-Ton Stores
Kenneth Cole	Eddie Bauer	Pacific Sunwear California
Hot Topic	New York & Co.	Urban Outfitters
Tween Brands	The Finish Line	Wet Seal
Children’s Place Retail Stores	Phillips — Van Heusen Corp.	Sports Authority
Charming Shoppes	Neiman Marcus

These peer companies were chosen because of their general similarity to Aeropostale in business and merchandise focus and their frequent competition with the Company for executive talent.

Elements of our Compensation Program

Base Compensation

The Compensation Committee annually reviews and oversees the base salaries of executive officers, including the Chief Executive Officer. In determining the appropriate level of base compensation, the Compensation Committee considers the executive’s individual performance, Company performance, the executive’s employment agreement with the Company and peer group compensation data. Salaries for all executive officers are reviewed and adjusted annually, where appropriate.

Bonuses

Our compensation program awards annual bonuses based on certain performance objectives. These performance bonuses are designed to motivate and reward employees by aligning a portion of their compensation with the Company’s successes. These bonuses are lump-sum cash payments based upon targets established the previous year. For 2006, the corporate target was linked to Company’s operating income, as well as other key performance indicators, such as individual and departmental performance.

Long-Term Equity

We believe that long-term equity awards are an important factor in aligning the long-term financial interest of our employees and stockholders. We have historically issued stock options, as well as restricted shares of our common stock to our executive officers. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering our compensation program. All such grants are issued on the date they are approved by the Compensation Committee, except for new hires, whose grant date is the first day of their employment, with all such grants only being made when the Company is not in a trading blackout. In addition, the Compensation Committee’s approval of grants of awards is not conditioned nor linked to the timing of the Company’s release of financial information. The exercise price for stock options is the last sales price reported for the Common Stock as reported on the NYSE on the date upon which the Award is granted. Stock options generally vest over four years on a pro rata basis and expire after eight years. All outstanding stock options immediately vest upon change in control. Non-vested stock awarded to executive officers vests at the end of three years of continuous service with us. The Compensation Committee may continue to grant equity incentives in the form of stock options and restricted shares of stock, as well as performance shares. The Compensation Committee delegates administrative aspects of stock option grants to management.

Other Benefits and Perquisites

Our executive officer compensation program also includes other benefits and perquisites. These benefits include annual matching contributions to executive officers’ 401(k) plan accounts, company partially-paid medical benefits, group term life insurance coverage and an auto allowance. These benefits also include benefit accruals under our supplemental executive retirement and postretirement defined benefit pension plans. We annually review these other benefits and perquisites and make adjustments as warranted based on competitive practices, our performance and the individual’s responsibilities and performance.

Allocation Among Components

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of security-oriented compensation, retention value and at-risk compensation, which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the executive a measure of security in the minimum level of compensation that the individual is eligible to receive, and motivate the executive to focus on the business metrics that will produce a high level of performance for the Company and long-term wealth creation for the executive, as well as reduce the risk of recruitment by competitors.

The mix of metrics used for the annual bonus plan and the stock incentive plan likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For key executives, the mix of compensation is weighted heavily toward at-risk pay (annual incentives and long-term incentives) as referenced in the report of the Compensation Committee below. Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives.

Post-Termination Compensation and Benefits

A description of termination events that trigger post termination pay and benefits for our executive officers can be found in the Section entitled Employment Agreements. In addition, pursuant to Company policy, all Senior Vice Presidents of the Company receive one (1) year of post termination pay under certain circumstances.

Adjustment or Recovery of Awards

Under Section 304 of Sarbanes-Oxley, if we are required to restate its financial results due to material non-compliance with any financial reporting requirements as a result of misconduct, the Chief Executive Officer and Chief Financial Officer must reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities of the Company during those 12 months.

Impact of Accounting and Tax

The Compensation Committee takes into the account the various tax and accounting implications of compensation vehicles employed by us.

When determining amounts of stock incentive plan grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under Statement of Financial Accounting Standards No. 123R, “Share-Based Payments,” grants of stock-based compensation result in an accounting charge for us, which is amortized over the requisite service period, or vesting period of the instruments.

Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of executive compensation paid by a publicly-held company to $1,000,000 per individual employee per year. This limitation generally does not apply to performance-based compensation under a plan that is approved by the stockholders of a company that also meets certain other technical requirements. Our 2002 Long-Term Incentive Plan and annual performance bonus plan were approved by stockholders upon adoption prior to the initial public offering of the Company’s stock and therefore awards under both plans are exempt from Section 162(m) during the reliance period under Treasury Regulation Section 1.162-27(f)(1). With respect to each plan, this reliance period ends upon the earlier of: (i) first meeting of stockholders at which directors are to be elected that occurs after December 31, 2008; or (ii) the date such plan is materially amended for purposes of Treasury Regulation Section 1.162-27(h)(1)(iii). The Compensation Committee intends to utilize performance-based compensation programs that meet the deductibility requirements under Section 162(m). However, the Compensation Committee may approve compensation that may not be deductible if the Committee determines that such compensation is in the best interests of the Company which may include for example, the payment of certain non-deductible compensation necessary in order to attract and retain individuals with superior talent.

Summary Compensation Table.  The following table sets forth information concerning total compensation earned by or paid to our Chief Executive Officer, our Chief Financial Officer and our next three other most highly compensated executive officers who served in such capacity as of February 3, 2007 (the “named executive officers”) for services rendered to us during the most recent Fiscal year.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation		All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings		Compensation	Total
Name and Principal Position	Year	($) (1)	($) (2)	($) (3)(4)	($) (3)(4)	($) (5)	($) (6)		($) (8)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)	(j)

Julian R. Geiger	2006	945,389		930,256	796,991	2,380,984	1,363,519		15,723	6,432,862
Thomas P. Johnson	2006	509,192		142,928	185,721	642,121	116,996		14,723	1,611,681
Michael J. Cunningham	2006	407,500		142,749	185,721	513,697	55,549		14,723	1,319,939
Olivera Lazic Zangas	2006	310,827		86,845	124,826	211,392	49,369		14,723	797,982
Barbara Pindar	2006	346,538	90,000	22,316	15,249	234,048	743	(7)	11,723	720,617

(1)	Reflects base salary earned through the 53 week Fiscal year ended February 3, 2007 (“Fiscal 2006”).

(2)	This amount represents a sign-on bonus paid in Fiscal 2006.

(3)	The value of stock and option awards reflects the 2006 Fiscal year expense, excluding any forfeiture factor, recognized under the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, a revision of SFAS No. 123, Accounting for Stock-Based Compensation (“FAS 123R”). Stock options were valued using the Black-Scholes option pricing model with the assumptions set forth in note 10 to our financial statements filed April 2, 2007 on Form 10-K.

(4)	Stock and option awards were granted under our 2002 Amended and Restated Long-Term Incentive Plan.

(5)	The amounts in column (g) represent the bonuses earned in Fiscal 2006 pursuant to the Fiscal 2006 bonus plan and paid in March 2007.

(6)	The amounts included in the Aeropostale SERP plan are comprised entirely of changes between Fiscal 2005 and Fiscal 2006 in the actuarial present value of the accumulated pension benefits of the following named executive officers:

Julian R. Geiger, Thomas P. Johnson, Michael J. Cunningham, and Olivera Lazic-Zangas. See Note 11 “Retirement Benefit Plans” in our Form 10-K for the year-ended February 3, 2007 for a description for the assumptions made for calculating the Pension Value.

(7)	Aeropostale Long-Term Incentive Deferred Compensation Plan. This plan is a non-qualified defined contribution plan and is not funded. A description of the plan can be found in Note 11 “Retirement Benefit Plans” in our Form 10-K for the year-ended February 3, 2007.

(8)	The following table represents all other compensation paid to the executive officers during Fiscal 2006.

		Auto	401K Match	MERP	Total
Name and Principal Position	Year	($)	($)	($) (1)	($)
(a)	(b)	(c)	(d)	(f)	(g)

Julian R. Geiger	2006	8,663	4,000	3,060	15,723
Thomas P. Johnson	2006	8,663	3,000	3,060	14,723
Michael J. Cunningham	2006	8,663	3,000	3,060	14,723
Olivera Lazic Zangas	2006	8,663	3,000	3,060	14,723
Barbara Pindar	2006	8,663	—	3,060	11,723

(1)	MERP — Medical Reimbursement Executive Plan for all Senior Vice-President level and above to supplement the company’s current insurance coverage.

Grants of Plan-Based Awards.   The following table provides information relating to plan-based awards granted to named executive officers during the Fiscal year ended February 3, 2007.

			All Other
		All Other	Option Awards:	Exercise
		Stock Awards:	Number of	or Base	Grant Date
		Number of	Securities	Price of	Fair Value
		Shares of Stock	Underlying	Option	of Stock and
	Grant	or Units	Options	Awards	Option Awards
Name	Date	(#) (1)	(#) (3)	($/Sh)	($) (4)
(a)	(b)	(i)	(j)	(k)	(l)

Julian R. Geiger	4/4/2006	54,313			1,568,559
	4/4/2006		75,000	28.88	1,093,500
Thomas P. Johnson	4/4/2006	7,500			216,600
	2/1/2007	13,866 (2)			500,008
	4/4/2006		10,000	28.88	145,800
Michael J. Cunningham	4/4/2006	7,500			216,600
	2/1/2007	11,093 (2)			400,014
	4/4/2006		10,000	28.88	145,800
Olivera Lazic Zangas	4/4/2006	4,000			115,520
	2/1/2007	2,774 (2)			100,030
	4/4/2006		7,000	28.88	102,060
Barbara Pindar	—			—

(1)	Stock awards were granted in accordance with the 2002 Amended and Restated Plan. Non-vested shares are shares of Aeropostale common stock that are payable as shares at the end of the three year vesting period.

(2)	Stock awards granted to Mr. Johnson, Mr. Cunningham and Ms. Lazic-Zangas on February 1, 2007 represent awards granted as part of their employment agreements dated same.

(3)	Option awards were granted in accordance with the 2002 Amended and Restated Plan. Stock options allow the grantee to purchase a share of Aeropostale Common Stock for the fair market value of a share equal to the closing price of the stock on the grant date. Options become exercisable in equal installments over a four-year period.

(4)	Column (l) represents the fair values of options and awards granted during the year in accordance with FAS 123(R). Stock awards granted on April 4, 2006 have a grant date fair value of $28.88. Stock Awards granted on February 1, 2007 have a fair value of $36.06. Stock options granted on April 4, 2006 have a fair value of $14.58.

Outstanding Equity Awards at Fiscal Year-End.   The following table provides information relating to outstanding awards held by named executive officers at Fiscal year end, February 3, 2007.

	Option Awards						Stock Awards
				Equity
				Incentive					Market
				Plan Awards:			Number		Value of
	Number of	Number of		Number of			of Shares		Shares or
	Securities	Securities		Securities			or Units		Units
	Underlying	Underlying		Underlying			of Stock		of Stock
	Unexercised	Unexercised		Unexercised	Option		That Have		That Have
	Options	Options		Unearned	Exercise	Option	Not		Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested
Name	(Exercisable)	(Unexercisable)		(#)	($)	Date	(#)		($) (11)
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)

Julian R. Geiger	61,530				0.57	12/20/2009
	43,862				7.63	3/11/2011
	54,000	54,000	(1)		23.32	3/12/2012
	13,925	41,775	(2)		33.49	3/9/2013
		75,000	(3)		28.88	4/4/2014
							27,000	(6)	973,350
							25,500	(7)	919,275
							54,313	(8)	1,957,984
Thomas P. Johnson	24,515	11,250	(4)		8.94	3/24/2011
	9,000	9,000	(1)		23.32	3/12/2012
	2,325	6,975	(2)		33.49	3/9/2013
		10,000	(3)		28.88	4/4/2014
							4,500	(6)	162,225
							4,200	(7)	151,410
							7,500	(8)	270,375
							13,866	(9)	499,869
Michael J. Cunningham	22,500	11,250	(4)		8.94	3/24/2011
	9,000	9,000	(1)		23.32	3/12/2012
	2,325	6,975	(2)		33.49	3/9/2013
		10,000	(3)		28.88	4/4/2014
							4,500	(6)	162,225
							4,200	(7)	151,410
							7,500	(8)	270,375
							11,093	(9)	399,903
Olivera Lazic Zangas	42,338	—			0.26	1/29/2008
	22,500	7,500	(4)		8.94	3/24/2011
	6,000	6’000	(1)		23.32	3/12/2012
	1,550	4,650	(2)		33.49	3/9/2013
		7,000	(3)		28.88	4/4/2014
							3,000	(6)	108,150
							2,800	(7)	100,940
							4,000	(8)	144,200
							2,774	(9)	100,003
Barbara Pindar	1,550	4,650	(5)		23.91	12/9/2013
							2,800	(10)	100,940

(1)	Options vest 50% on March 12, 2007 and 50% on March 12, 2008.

(2)	Option vest 1/3 on March 9, 2007, 1/3 on March 9, 2008, and 1/3 on March 9, 2009.

(3)	Options vest 25% on April 4, 2007, 25% on April 4, 2008, 25% on April 4, 2009, and 25% on April 4, 2010.

(4)	Options vest 100% on March 24, 2007.

(5)	Options vest 1/3 on December 9, 2007, 1/3 on December 9, 2008, and 1/3 on December 9, 2009.

(6)	Shares vest on March 12, 2007.

(7)	Shares vest on March 9, 2008.

(8)	Shares vest on April 4, 2009.

(9)	Shares vest on February 1, 2010.

(10)	Shares vest on December 9, 2008.

(11)	Market value based on the closing price of $36.05 on the last trading day of the Fiscal year (February 2, 2007).

Option Exercises and Stock Vested Information.   The following table provides information relating to option awards exercised and restricted stock awards vested during the Fiscal year ended February 3, 2007.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($) (1)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Julian R. Geiger	123,700	3,695,958	—	—
	178,785	5,322,269	—	—
Thomas P. Johnson	—	—	—	—
Michael J. Cunningham	—	—	—	—
Olivera Lazic Zangas	14,112	353,295
Barbara Pindar	—	—	—	—

(1)	Value Realized on exercise is based on the market price at the time of the exercise less the exercise price, multiplied by the number of shares underlying the exercised options.

Pension Benefits.   The following table reflects the present value for each of the named executive officer from the Aeropostale SERP Plan and the Aeropostale Long-Term Deferred Compensation Plan as of February 3, 2007.

		Number of	Present	Payments
		Years	Value of	During
		Credited	Accumulated	Last Fiscal
	Plan	Service	Benefit	Year
Name	Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

Julian R. Geiger	Aeropostale, Inc. SERP PLAN(1)	30	9,182,851	—
Thomas P. Johnson	Aeropostale, Inc. SERP PLAN(1)	14	477,575	—
Michael J. Cunningham	Aeropostale, Inc. SERP PLAN(1)	6	186,623	—
Olivera Lazic Zangas	Aeropostale, Inc. SERP PLAN(1)	18	286,726	—
Barbara Pindar	Aerpostale Long Term Deferred Compensation Plan(2)	1	765	—

(1)	Our supplemental executive retirement plan or “SERP” is a non-qualified defined benefit plan for certain officers. The plan is non-contributory and not funded and provides benefits based on years of service and compensation during employment. Participants are fully vested upon entrance in the plan. Retirement benefits under the plan are based on the employee’s highest average compensation (base earnings plus bonuses) during any five years within the ten-year period prior to retirement. Our SERP provides that a maximum of 30 years of benefit service may be credited to a participant. The supplemental retirement benefit is payable as a lump sum equal to the actuarial present value of an annual life annuity payable at age 65 of 1.5% of the participant’s highest average compensation less 2.5% of the participant’s estimated social security benefit, multiplied by years of service up to the maximum of 30 years, and offset by retirement benefits accrued as of July 31, 1998 under the Supplementary Executive Retirement Plan of Federated Department Stores, Inc. and the Federated Department Stores’ pension plan. The actuarial assumptions used for determining lump sum payments are determined at the time of the employee’s separation and include the “applicable mortality assumption” as prescribed by the Secretary of the Treasury under Section 417(e)(3) of the Internal Revenue Code and the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the beginning of the calendar year in which the payment is made. The number of years of benefit service that have been credited to our named executive officers, as of December 31, 2006, are 30 years for Mr. Geiger, 14 years for Mr. Johnson, 6 years for Mr. Cunningham, and 18 years for Ms. Lazic-Zangas. Thomas Johnson, Executive Vice President and Chief Operating Officer, Michael Cunningham, Executive Vice President and Chief Financial Officer, and Olivera Lazic-Zangas, Senior Vice President and Director of Design, were enrolled in our SERP effective February 1, 2004.

The amounts shown in the Pension Benefits Table above are actuarial present values of the benefits accumulated through the date shown. An actuarial present value is calculated by estimating the expected future lump sum payment at retirement and discounting the payment to reflect the time value of money. The assumed retirement age for each executive is the plan’s normal retirement age, which is the earliest age at which the executive could retire without any reduction due to age. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age and the lump sum interest rate in effect at that time. The assumptions used for determining the present values of the accumulated pension benefits are outlined below:

February 3, 2007

Discount rate	5.75%
Retirement age	Age 65
Form of benefit	Lump sum
Assumed lump sum interest rate	5.50%
Lump sum mortality table	1994 Group Annuity Reserving Table
projected to 2002

(2)	We have a Long-Term Incentive Deferred Compensation Plan established for the purpose of providing long-term incentives to a select group of management. The plan is a non-qualified, defined contribution plan and is not funded. Participants in this plan include all employees designated by us as Vice President, or other higher-ranking positions that are not participants in the SERP. We will record annual monetary credits to each participant’s account based on compensation levels and years as a participant in the plan. Annual interest credits will be applied to the balance of each participant’s account based upon established benchmarks. Each annual credit is subject to a three-year cliff-vesting schedule, and participants’ accounts will be fully vested upon retirement after completing five years of service and attaining age 55.

Each Participant shall receive an annual incentive amount equal to the following:

(a) 5% of such Participant’s compensation if the participant has less than 6 years of service;

(b) 10% of such Participant’s compensation if the participant has 6 or more years of service.

2006 Director Compensation .   The following table sets forth compensation earned by the individuals who served as non-associated (independent) directors of the Company during Fiscal 2006.

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)	($) (1) (2)	($) (1) (2)	($)
(a)	(b)	(c)	(d)	(h)

Bodil Arlander	3,500			3,500
Ronald Beegle	55,750	58,088	52,303	166,141
Mary Elizabeth Burton	60,250	58,088	52,303	170,641
Robert Chavez	44,250	64,284	52,630	161,164
David Edwab	89,250	58,088	52,303	199,641
John Howard	4,000			4,000
Karin Hirtler-Garvey	68,250	80,960	37,431	186,641
David Vermylen	49,500	58,088	52,303	159,891

(1)	The value of stock and option awards reflects the 2006 Fiscal year expense, excluding any forfeiture factor, recognized under FAS 123R “Share Based Payments” for each award. Stock options are valued using the Black-Scholes option pricing model with the assumptions set forth in note 10 to our financial statements filed April 2, 2007 on Form 10-K.

(2)	Stock and option awards were granted under the Aeropostale 2002 Long-Term Incentive Plan.

Employment Agreements

Julian R. Geiger

We entered into an employment agreement with Julian R. Geiger on February 1, 2004, and we amended this agreement on April 11, 2005. The amended agreement will remain effective through the last day of our 2007 Fiscal year. Under the amended agreement, Mr. Geiger receives an annual base salary of $927,000 in 2006, an annual base salary of $1,000,000 as of February 1, 2007, an annual incentive bonus, a one-time special bonus of approximately $133,000, which was paid in April 2005, and medical and other benefits. Mr. Geiger has an opportunity to earn an annual bonus of up to 300% of Mr. Geiger’s then applicable base salary, dependent upon Company and individual performance. Mr. Geiger’s annual bonus is capped at three times his base salary in respect of any Fiscal year. The annual bonus is payable pursuant to the terms of the Company’s bonus plan.

Mr. Geiger is entitled to participate on the same basis as other executive employees of the Company, in any pension, life insurance, health insurance, short-term disability, hospital plans and other benefit plans presently in effect. In addition, Mr. Geiger receives an automobile allowance in the amount of $8,500 per year.

If we terminate Mr. Geiger’s employment without cause, if Mr. Geiger resigns his position as a consequence of a material reduction of his responsibilities, movement of our headquarters more than 25 miles from its present location, a material breach of our agreements with him, if he is removed, without cause, or not re-elected to our Board of Directors or the offices of Chairman of the Board and Chief Executive Officer of our Company, or if he resigns within six months of a change of control of our Company, he will be entitled to receive the greater of his base salary for the remainder of the term of the employment agreement or one times his base salary. In addition, Mr. Geiger is entitled to the pro rata portion of the annual bonus he would have received had he been employed by our Company for the full Fiscal year.

If Mr. Geiger’s employment with our Company terminates prior to the end of the contract term for any of the reasons outlined in the preceding paragraph, he will be restricted from engaging in competitive activities for fifteen months after the termination date of his employment and he will also be restricted from soliciting company employees for that same period of time.

Thomas P. Johnson

We entered into an employment agreement with Thomas P. Johnson, our Chief Operating Officer, on February 1, 2007 that is in effect through January 31, 2010. For Fiscal 2007, Mr. Johnson receives an annual base salary of $530,000, an annual incentive bonus and medical and other benefits. Mr. Johnson has an opportunity to earn an annual bonus of up to 150% of Mr. Johnson’s then applicable base salary, dependent upon Company and individual performance. Mr. Johnson’s annual bonus is capped at one and one-half times his base salary in respect of any Fiscal year. The annual bonus is payable pursuant to the terms of the Executive Incentive Bonus Plan. Upon signing of his Employment Agreement, Mr. Johnson received a grant from the Company of such number of shares of the Company’s restricted stock equating to, on the date of grant, $500,000, which restricted stock shall vest three (3) years from the date of grant.

Mr. Johnson is entitled to participate on the same basis as other executive employees of the Company, in any pension, life insurance, health insurance, short-term disability, hospital plans and other benefit plans presently in effect. In addition, Mr. Johnson receives an automobile allowance in the amount of $8,500 per year. Mr. Johnson is also eligible to receive a housing allowance of $50,000 per year.

If we terminate Mr. Johnson’s employment without cause, if Mr. Johnson resigns his position as a consequence of a material reduction of his responsibilities that is not rescinded within fifteen days, a material breach of our agreements with him that continues more than fifteen days, or if Mr. Johnson no longer reports directly to the Company’s Chief Executive Officer, he will be entitled to receive the lesser of his base salary for the remainder of the term of the employment agreement or one and one quarter times his base salary.

If Mr. Johnson’s employment with our company terminates prior to the end of the contract term for any of the reasons outlined in the preceding paragraph, he will be restricted from engaging in competitive activities for fifteen months after the termination date of his employment and he will also be restricted from soliciting company employees for that same period of time.

Michael J. Cunningham

We entered into an employment agreement with Michael J. Cunningham, our Chief Financial Officer, on February 1, 2007 that is in effect through January 31, 2010. For Fiscal 2007, Mr. Cunningham receives an annual base salary of $425,000, an annual incentive bonus and medical and other benefits. Mr. Cunningham has an opportunity to earn an annual bonus of up to 150% of Mr. Cunningham’s then applicable base salary, dependent upon Company and individual performance. Mr. Cunningham’s annual bonus is capped at one and one-half times his base salary in respect of any Fiscal year. The annual bonus is payable pursuant to the terms of the Executive Incentive Bonus Plan. Upon signing of his Employment Agreement, Mr. Cunningham received a grant from the Company of such number of shares of the Company’s restricted stock equating to, on the date of grant, $400,000, which restricted stock shall vest three (3) years from the date of grant.

Mr. Cunningham is entitled to participate on the same basis as other executive employees of the Company, in any pension, life insurance, health insurance, short-term disability, hospital plans and other benefit plans presently in effect. In addition, Mr. Cunningham receives an automobile allowance in the amount of $8,500 per year.

If we terminate Mr. Cunningham’s employment without cause, if Mr. Cunningham resigns his position as a consequence of a material reduction of his responsibilities that is not rescinded within fifteen days, a material breach of our agreements with him that continues more than fifteen days, or if Mr. Cunningham no longer reports directly to the Company’s Chief Executive Officer, he will be entitled to receive the lesser of his base salary for the remainder of the term of the employment agreement or one and one quarter times his base salary.

If Mr. Cunningham’s employment with our company terminates prior to the end of the contract term for any of the reasons outlined in the preceding paragraph, he will be restricted from engaging in competitive activities for fifteen months after the termination date of his employment and he will also be restricted from soliciting company employees for that same period of time.

Olivera Lazic — Zangas

We entered into an employment agreement with Olivera Lazic — Zangas, our Director of Design, on February 1, 2007 that is in effect through January 31, 2010. For Fiscal 2007, Ms. Lazic — Zangas receives an annual base salary of $325,000, an annual incentive bonus and medical and other benefits. Ms. Lazic — Zangas has an opportunity to earn an annual bonus of up to 100% of Ms. Lazic — Zangas’s then applicable base salary, dependent upon Company and individual performance. Ms. Lazic — Zangas’s annual bonus is capped at one time her base salary in respect of any Fiscal year. The annual bonus is payable pursuant to the terms of the Executive Incentive Bonus Plan. Upon signing of his Employment Agreement, Ms. Lazic — Zangas received a grant from the Company of such number of shares of the Company’s restricted stock equating to, on the date of grant, $100,000, which restricted stock shall vest three (3) years from the date of grant.

Ms. Lazic — Zangas is entitled to participate on the same basis as other executive employees of the Company, in any pension, life insurance, health insurance, short-term disability, hospital plans and other benefit plans presently in effect. In addition, Ms. Lazic — Zangas receives an automobile allowance in the amount of $8,500 per year.

If we terminate Ms. Lazic — Zangas’s employment without cause, if Ms. Lazic — Zangas resigns her position as a consequence of a material reduction of her responsibilities that is not rescinded within fifteen days, or a material breach of our agreements with her that continues more than fifteen days, she will be entitled to receive the lesser of her base salary for the remainder of the term of the employment agreement or one and one quarter times her base salary.

If Ms. Lazic — Zangas’s employment with our company terminates prior to the end of the contract term for any of the reasons outlined in the preceding paragraph, she will be restricted from engaging in competitive activities for fifteen months after the termination date of her employment and she will also be restricted from soliciting company employees for that same period of time.

Mindy C. Meads

We entered into an employment agreement with Mindy C. Meads, our President, effective March 16, 2007 that is in effect through March 16, 2010. For Fiscal 2007, Ms. Meads receives an annual base salary of $700,000, an annual incentive bonus, guaranteed for the Company’s 2007 Fiscal year to be $775,000 and medical and other benefits. Ms. Meads has an opportunity to earn an annual bonus of up to 250% of Ms. Meads’ then applicable base salary, dependent upon the Company’s and individual performance. Ms. Meads’ annual bonus is capped at two and one-half times her base salary in respect of any Fiscal year. The annual bonus is payable pursuant to the terms of the Executive Incentive Bonus Plan.

Upon commencement of her employment agreement, Ms. Meads received a grant from the Company of (i) 40,000 shares of the Company’s restricted stock which vests over three (3) years and (ii) 30,000 options to purchase shares of the Company’s common stock which vest 25% per year over four (4) years. The Company nominated Ms. Meads, for the Annual Meeting, to become a member of the Company’s Board of Directors.

Ms. Meads is entitled to participate on the same basis as other executive employees of the Company, in any pension, life insurance, health insurance, short-term disability, hospital plans and other benefit plans presently in effect. In addition, Ms. Meads receives an automobile allowance in the amount of $8,500 per year.

If we terminate Ms. Meads’ employment without cause, if Ms. Meads resigns her position as a consequence of a material reduction of her responsibilities that is not rescinded within fifteen days or a material breach of our agreements with her occurs and continues more than fifteen days, she will be entitled to receive the greater of her base salary for the remainder of the term of the employment agreement and one and one quarter times her then applicable base salary. Ms. Meads will also be entitled to receive a pro rata portion of the annual bonus that would have been payable for the Fiscal year in which such termination occurs.

If Ms. Meads’ employment with our company terminates prior to the end of the contract term for any of the reasons outlined in the preceding paragraph, she will be restricted from engaging in competitive activities for twelve months after the termination date of her employment if termination occurs during the first year of the employment agreement, or for fifteen months after the termination date of her employment if termination occurs after the first year of the employment agreement, and she will also be restricted from soliciting Company employees for that same period of time.

Compensation Committee Interlocks and Insider Participation

No member of our Board of Directors serves, and we anticipate that no member of our Compensation Committee will serve, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who are beneficial owners of more than ten percent of the Company’s Common Stock (“reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms filed by them. Based on its review of the copies of Section 16(a) forms received by it, the Company believes that, during Fiscal 2006, all reporting persons complied with applicable filing requirements, except that one Form 4 for Mark Dorwart and one Form 4 for Mary Jo Pile were inadvertently not filed on a timely basis.

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Proxy Statement by reference therein.

To:  The Board of Directors

As members of the Compensation Committee, we are responsible for administering the Company’s incentive plans, including the 1998 Stock Option Plan, 2002 Long-Term Incentive Plan and Executive Incentive Bonus Plan. In addition, we review compensation levels of members of senior management, evaluate the performance of senior management and consider management succession and related matters. The Compensation Committee reviews compensation for the executive officers of the Company with the Board.

The Compensation Committee has reviewed each element of compensation for each of our executive officers. The Compensation Committee reported to the Board of Directors that in the Compensation Committee’s opinion, the compensation of each executive officer is reasonable in view of the Company’s performance and the Compensation Committee’s subjective evaluation of the contribution of each executive officer to that performance.

The Compensation Committee reviewed the Compensation Discussion and Analysis with management. Based on this review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Mary Elizabeth Burton (not standing for reelection)
Robert B. Chavez (Chairman effective at the Annual Meeting)
David B. Vermylen

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee and the Performance Graph that appears after such report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

To:  The Board of Directors

As members of the Audit Committee, we are responsible for the oversight of all aspects of the Company’s financial reporting, internal control and audit functions. We adopted a charter in May 2002 and revised this charter in November of 2004. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. We have reviewed and discussed the Company’s financial statements with management.

We selected Deloitte & Touche, LLP to be the Company’s independent registered public accounting firm, and they were responsible for expressing an opinion on the financial statements in the Annual Report for Fiscal 2006. We have received written confirmation from Deloitte & Touche, LLP of their independence within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board Standard No. 1 and have discussed Deloitte & Touche, LLP’s independence. We have discussed with Deloitte & Touche, LLP those matters required by Statement on Auditing Standards No. 61.

In reliance on the reviews and discussions noted above, we recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended February 3, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
David H. Edwab (not standing for reelection)
Mary Elizabeth Burton (not standing for reelection)
Ronald R. Beegle
Karin Hirtler-Garvey (Chairperson effective at the Annual Meeting)
David Vermylen (Member effective at the Annual Meeting)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table sets forth the fees billed by Deloitte & Touche LLP for the past two years for audit and other related services:

	Fiscal
	2006	2005

Audit Fees(1)	$734,000	$828,000
Audit Related Fees(2)	35,000	33,000
Tax Fees(3)	31,000	45,000
All Other Fees(4)	71,000	—

Total Fees	$871,000	$906,000

(1)	Includes fees for professional services provided in conjunction with the audit of the Company’s financial statements and internal control over financial reporting, and review of the Company’s quarterly financial statements and comfort letters.

(2)	Includes fees for assurance and related professional services primarily related to the audit of employee benefit plans.

(3)	Includes fees for professional services provided primarily related to tax advice (consultation on matters related to audit issues, and sales and use taxes).

(4)	Includes fees for professional services provided related to the independent investigation surrounding the activities of Christopher L. Finazzo, our former Executive Vice President and Chief Merchandising Officer (see note 5 to the Notes to Consolidated Financial Statements included in our Form 10-K for the year ended February 3, 2007 for a further discussion). Also includes fees for professional services provided related to continuing professional education for our Board of Directors.

The Audit Committee approved all of the non-audit services. The Audit Committee considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP, and determined that the provision of such services did not compromise Deloitte & Touche’s independence.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 8, 2006, we announced that Christopher L. Finazzo, who had been our Executive Vice President and Chief Merchandising Officer, was terminated for cause, effective immediately, based upon information uncovered by management and after an independent investigation was conducted at the direction, and under the supervision, of a special committee of our Board of Directors. The investigation, being carried out by our outside legal counsel and a third-party investigation firm, revealed that Mr. Finazzo:

•	concealed from management and our Board of Directors, and failed to disclose in corporate disclosure documents, his personal ownership interests in, and officer positions of, certain corporate entities affiliated with one of our primary vendors at the time, South Bay Apparel, Inc.,

•	without the knowledge or authorization of our management, executed a corporate Guaranty Agreement in March 1999, that, had it been enforceable, would have obligated us to guarantee any payments due from South Bay Apparel, Inc. to Tricot Richelieu, Inc., an apparel manufacturer and vendor to South Bay Apparel, Inc., and

•	failed to disclose unauthorized business relationships and transactions between immediate and extended family members of Mr. Finazzo and certain other of our vendors.

These activities, and their concealment, constituted numerous instances of conflicts of interest that were in breach of, among other things, our Code of Business Conduct and Ethics, as well as numerous violations of Mr. Finazzo’s employment agreement.

South Bay Apparel, Inc. had been a vendor to us since 1996, providing apparel products including women’s and men’s graphic tee shirts, fleece and other tops. At least one affiliate of South Bay Apparel, Inc. involved in this matter received orders from us aggregating approximately $0.6 million during Fiscal 2006, approximately $1.0 million during Fiscal 2005 and approximately $2.4 million during Fiscal 2004.

Our management and our Board of Directors had no prior knowledge of any of these unauthorized activities by Mr. Finazzo, including the unauthorized Guaranty Agreement discussed above. On December 5, 2006, we entered into a Confirmatory Termination and Revocation Agreement with South Bay Apparel, Inc. and Tricot Richelieu, Inc., whereby all parties agreed that the Guaranty Agreement was thereby and has been permanently, irrevocably and absolutely terminated, revoked and expired in all respects. Therefore, the Guaranty Agreement was not recorded in the accompanying consolidated financial statements.

Also on December 5, 2006, we entered into an agreement with South Bay Apparel, Inc. and Douglas Dey, South Bay Apparel, Inc.’s President, whereby the parties agreed to resolve certain outstanding matters between them. As such, South Bay Apparel, Inc. agreed to pay us $8.0 million, representing (i) a concession of $7.1 million by South Bay Apparel, Inc. and Mr. Dey concerning prior purchases of merchandise by us, which was reflected as a reduction in the cost of merchandise in Fiscal 2006, and (ii) reimbursement by South Bay Apparel, Inc. of $0.9 million, which offset professional fees that we incurred associated with the negotiation of the Agreement and the investigation of the underlying facts surrounding this Agreement. In addition, South Bay Apparel, Inc. and Mr. Dey agreed to a reduction in the price of merchandise sold to us to a price that we believe represents fair value, based on costs of comparable merchandise. We have agreed to continue purchasing merchandise from South Bay Apparel, Inc. through July 2, 2007, the date this agreement terminates. As of February 3, 2007, there was approximately $16.2 million in Aeropostale inventory remaining at South Bay Apparel, Inc.

Due to the numerous undisclosed conflicts of interests discussed above, we determined that transactions initiated or authorized by Mr. Finazzo, during his employment with us, with the above mentioned related parties cannot be presumed to have been carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not have existed. However, we believe that our historical consolidated financial statements were fairly stated in all material respects. In addition, we believe that our historical trend of earnings would not have been materially impacted by any of these items.

ADDITIONAL INFORMATION

Available Information.  We maintain an Internet Web site, www.aeropostale.com (this and any other references in this Proxy Statement to www.aeropostale.com is solely a reference to a uniform resource locator, or URL, and is an inactive textual reference only, not intended to incorporate the website into this Proxy Statement), through which access is available to our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments of these reports filed, or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, after they are filed with or furnished to the Securities and Exchange Commission. Our Corporate Governance Guidelines and the charters for our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee may also be found on our Internet Web site at www.aeropostale.com. In addition, our Web site contains our Code of Business Conduct and Ethics, which is our code of ethics and conduct for our directors, officers and employees. Any waivers to our Code of Business Conduct and Ethics will be promptly disclosed on our web site.

The Company’s code of conduct, corporate governance materials, related person transaction policy, as well as the charters of the Audit Committee, Compensation Committee and Nominating & Governance Committee of the Board of Directors, are all available on the Company’s website at http://www.aeropostale.com . Stockholders may also request a printed copy of any of those materials, free of charge by writing to the following: General Counsel and Secretary, Aeropostale, Inc., 112 West 34th Street, New York, New York 10120.

Advance Notice Procedures.  Stockholder proposals intended to be presented at the 2008 Annual Meeting of Stockholders of the Company must be received by January 15, 2008 for inclusion in the Company’s 2008 Proxy Statement. In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s Proxy Statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the General Counsel of the Company at the Company’s principal executive office not less than 60 days or more than 90 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting unless less than 70 days notice or prior public disclosure of the date scheduled for the meeting is given or made, in which event notice by the stockholder to be timely must be delivered or received not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the scheduled annual meeting was mailed or (ii) the day on which such public disclosure was made.

Stockholder Proposals for the 2008 Annual Meeting.  Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2008 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company’s General Counsel and Secretary no later than January 15, 2008. Proposals should be sent to General Counsel/Secretary, Aeropostale, Inc., 112 West 34th Street, New York, New York 10120.

Proxy Solicitation and Costs.  The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of soliciting proxies in the enclosed form will be borne by the Company. We have not retained an outside firm to aid in the solicitation. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

Copies of our 2006 Annual Report are being mailed to our stockholders simultaneously with this Proxy Statement.

By order of the Board of Directors,

Edward M. Slezak
Secretary

112 West 34th Street
New York, New York

ANNEX A

AEROPOSTALE AMENDED AND RESTATED 2002 LONG-TERM INCENTIVE PLAN

WHEREAS, the Company (as defined below) adopted, as of May 16, 2002, the Aeropostale 2002 Long-Term Incentive Plan;

WHEREAS, the Company desires that such Plan be amended in manner that continues the original purpose of the Plan (as stated therein) while ensuring that the terms of the Plan and grants made there under will be in conformity with the requirements of Section 409A of the Code and Treasury Regulations promulgated there under;

THEREFORE, the Company hereby adopts this Amended and Restated 2002 Long-Term Incentive Plan, effective with respect to grants made to participants after the date hereof and, to the extent necessary to bring prior grants that were not vested as of January 1, 2005 into compliance with the provisions of Section 409A of the Code, effective with respect to such grants.

1.	Purpose.

This plan shall be known as the Aeropostale Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Aeropostale (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, performance awards, or any combination of the foregoing may be made under the Plan.

2.	Definitions.

(a) “Board of Directors” and “Board” mean the board of directors of the Company.

(b) “Cause” means the occurrence of one or more of the following events:

(i) Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or (ii) Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or (iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or (iv) Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

(c) “Change in Control” means the occurrence of one of the following events:

(i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board.

(f) “Common Stock” means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(g) “Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

(h) “Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee; provided, a disability shall not be considered a Disability with respect to any grants that would be subject to the provisions of Section 409A of the Code unless such disability also constitutes a “disability” as defined in Proposed Treasury Regulation section 1.409A-3(g)(4) or a successor provision.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Exempt Person” means (i) Bear Stearns Merchant Banking, (ii) any person, entity or group under the control of any party included in clause (i), or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

(k) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(l) “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

(m) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(n) “Initial Public Offering” means an underwritten initial public offering and sale of any shares of Common Stock pursuant to an effective registration statement under the Securities Act.

(o) “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

(p) “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

(q) “Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(r) “Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(s) “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.	Administration.

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, including, for the avoidance of doubt, all provisions intended to ensure that the grants made pursuant to the Plan are either not subject to, or are in compliance with, the provisions of Section 409A of the Code, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan in accordance with the provisions of Sections 16 and 17 hereof, (v) interpret the Plan and grants made there under, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

4.	Shares Available for the Plan.

Subject to adjustments as provided in Section 15, an aggregate of 2,589,619 shares of Common Stock, which represents the number of shares equal to five percent (5.1%) of the number of shares of Common Stock outstanding as of May 4, 2007 (the “Shares”) may be issued pursuant to the Plan. No award may be made to a participant in any single calendar year to the extent such award would exceed 10% of the Shares authorized under the Plan (or, in the case of a cash award the value of such number of Shares on the date of grant). Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan, related SARs are exercised.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 17 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

5.	Participation.

Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant there under shall confer any right on a participant to continue in the employ as a director or officer of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Incentive Stock Options or Non-qualified Stock Options, SARs, restricted stock awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6.	Incentive and Non-qualified Options and SARS.

The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). In any single calendar year, the Committee shall not grant to any one participant options or SARs to purchase a number of shares of Common Stock in excess of 10% of the total number of Shares authorized under the Plan pursuant to Section 4. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

It is the Company’s intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-qualified Stock Options.

(a) Price.  The price per Share deliverable upon the exercise of each option (“exercise price”) shall be not less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(b) Payment.  Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee’s broker to transfer, by book entry, of such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under this Plan.

(c) Terms of Options.  The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d) Limitations on Grants.  If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(e) Termination; Forfeiture.

(i) Death or Disability.  If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to death or Disability, the exercisable portion of all of the participant’s options and SARs shall remain so until the expiration date of the options or SARs. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(ii) Retirement.  If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options and SARs may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(iii) Discharge for Cause.  If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant’s options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv) Other Termination.  Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of , or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 30 days after the date of such cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 30-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(v) Change in Control.  If there is a Change in Control of the Company and a participant is terminated from being a director, officer or employee of, or from performing other services for, the Company or a subsidiary within one year after such Change in Control, all of the participant’s options and SARs shall become fully vested and exercisable upon such termination and shall remain so for up to one year after the date of termination, but in no event after the expiration date of the options or SARS. In addition, the Committee shall have the authority to grant options that become fully vested and exercisable automatically upon a Change in Control, whether or not the grantee is subsequently terminated.

7.	Stock Appreciation Rights.

The Committee shall have the authority to grant SARs under this Plan, subject to such terms and conditions specified in this paragraph 7 and any additional terms and conditions as the Committee may specify.

No SAR may be issued unless (a) the exercise price of the SAR may never be less than the Fair Market Value of the underlying Shares on the date of grant and (b) the SAR does not include any feature for the deferral of compensation income other than the deferral of recognition of income until the exercise of the SAR.

No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR. Prior to the exercise of the SAR and delivery of the cash and/or Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR, multiplied by the number of Shares as to which the SAR is exercised. Such distribution shall be made in cash or in Shares having a Fair Market Value equal to such amount.

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR.

It is the Company’s intent that no SAR shall be treated as a payment of deferred compensation for purposes of Section 409A of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent.

8.	Restricted Stock.

The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefore.

Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

Except as otherwise provided by the Committee, immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death, Disability or Retirement during any period of restriction, all restrictions on Shares granted to such participant shall lapse. At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

It is the Company’s intent that restricted stock grants shall not be treated as a payment of deferred compensation for purposes of Section 409A of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent.

9.	Performance Awards.

Performance awards may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards granted to a participant and the appropriate period over which performance is to be measured (a “performance cycle”). A performance award shall be paid no later than the fifteenth day of the third month following the completion of a performance cycle (or following the elapsed portion of the performance cycle, in the circumstances described in the penultimate and last paragraphs of this Section 9). Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock.

The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee. It is the Company’s intent that no performance award shall be treated as a payment of deferred compensation for purposes of Section 409A of the Code and that any ambiguities in construction be interpreted in order to effectuate such intent.

The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing; provided, however, that with respect to any performance award intended to qualify as qualified performance-based compensation for purposes of Code Section 162(m) (a “162(m) Award”), the Compensation Committee shall select goals based on any of the following, either alone or in any combination, on either a consolidated or business unit or divisional level as the Committee may determine: net income; sales revenue; gross profit; gross margin; return on assets; earnings per share; return on equity; return on investment; price of the Common Stock; sales productivity; comparable store sales growth; or market share. The foregoing criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring or productivity initiatives; non-operating items; discontinued operations; acquisitions expenses; and effects of acquisitions and divestitures. Except with respect to 162(m) Awards to the extent Code Section 162(m) or the regulations promulgated there under shall limit or restrict the Committee’s authority, during any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable. No provision of this Plan shall preclude the Committee from exercising negative discretion with respect to any performance award hereunder, within the meaning of Treasury Regulations 1.162-27(e)(2)(iii)(A).

The Committee shall determine the portion of each performance award that is earned by a participant on the basis of the Company’s performance over the performance cycle in relation to the performance goals for such cycle.

The earned portion of a performance award may be paid out in Shares, cash, Other Company Securities, or any combination thereof, as the Committee may determine.

A participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death, Retirement, or Disability prior to the end of the performance cycle, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle.

In the event of a Change in Control, a participant shall earn no less than the portion of the performance award that the participant would have earned if the applicable performance cycle(s) had terminated as of the date of the Change in Control.

10.	Withholding Taxes.

(a) Participant Election.  Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 10(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(b) Company Requirement.  The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 10(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

11.	Written Agreement; Vesting.

Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8 and 9 in connection with a Change of Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

12.	Transferability.

Unless the Committee determines otherwise, no option, SAR, performance award or restricted stock granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option, SAR or performance award may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option, SAR or performance award by gift or qualified domestic relations order; by his or her executor or administrator, the executor or administrator of the estate of any of the foregoing, or any person to whom the Option is transferred by will or the laws of descent and distribution; or by his or her guardian or legal representative; or the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations there-under. All provisions of this Plan shall in any event continue to apply to any option, SAR, performance award or restricted stock granted under the Plan and transferred as permitted by this Section 12, and any transferee of any such option, SAR, performance award or restricted stock shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

13.	Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares there under, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

14.	Transfer of Employee.

The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

15.	Adjustments.

In the event of a reorganization, recapitalization, extraordinary cash dividend, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan and available for issuance to any participant during any calendar year, each pursuant to Section 4 and the maximum number of Shares subject to Options or SARs any participant can receive in any single calendar year pursuant to Section 6), in the number and kind of options, SARs, Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan.. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding options, SARs, performance awards, and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be (a) assumed by the surviving or continuing corporation or (b) canceled in exchange for property (including cash); provided that, in the case of clause (b), (i) such merger, consolidation, other reorganization or Change in Control constitutes a “change in ownership or control” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code and Proposed Treasury Regulation section 1.409A-3(g)(5) or successor provision or (ii) the payment of cash, securities or other property is not treated as a payment of “deferred compensation” under Section 409A of the Code.

Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

16.	Amendment and Termination of the Plan.

The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance- based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 409A of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

Notwithstanding any other provision of this Section 16, the Board or the Committee may amend the Plan so as to comply with regulations issued pursuant to Section 409A of the Code without obtaining approval from the participants or the Company’s shareholders (although the Board or the Committee may, in their discretion, make any such amendment subject to obtaining shareholder approval).

17.	Amendment or Substitution of Awards under the Plan.

The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate including, but not limited to, acceleration of the date of exercise of any award and/or payments there under or of the date of lapse of restrictions on Shares (but, (i) in the case of a grant that is or would be treated as “deferred compensation” for purposes of Section 409A of the Code, only to the extent permitted by guidance issued under Section 409A of the Code and (ii) in the case of a 162(m) Award, only to the extent permitted under Section 162(m) of the Code and the regulations promulgated there under); provided that, except as otherwise provided in Section 15, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent, and provided further that the Committee shall not reduce the exercise price of any options or SARs awarded under the Plan, nor shall the Committee cancel options or SARs solely for the purpose of substituting those cancelled options or SAR’s with other awards at exercise prices lower than those options or SAR’s which were cancelled. The Committee may, in its discretion, provided that the Committee does not actually or effectively reduce the exercise price of any previously granted award, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, so long as such other or new awards are at a higher exercise price than the surrendered awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan, but only if such surrender, exercise, realization, exchange or grant (a) is not treated as the payment of, and does not cause a grant to be treated as, deferred compensation for the purposes of Section 409A of the Code or (b) is permitted under guidance issued pursuant to Section 409A of the Code.

18.	Commencement Date; Termination Date.

The date of commencement of the Plan shall be May 16, 2002, subject to approval by the shareholders of the Company. If required by the Code, the Plan will also be subject to reapproval by the shareholders of the Company prior to May 16, 2007.

Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on May 15, 2012. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

19.	Severability.

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

20.	Governing Law.

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

21.	Compliance Amendments.

EXCEPT AS OTHERWISE PROVIDED IN AN AGREEMENT BETWEEN THE COMPANY AND A PARTICIPANT, NOTWITHSTANDING ANY OF THE FOREGOING PROVISIONS OF THE PLAN, AND IN ADDITION TO THE POWERS OF AMENDMENT SET FORTH IN SECTIONS 16 AND 17 HEREOF, THE PROVISIONS HEREOF AND THE PROVISIONS OF ANY AWARD MADE HEREUNDER MAY BE AMENDED UNILATERALLY BY THE COMPANY FROM TIME TO TIME TO THE EXTENT NECESSARY (AND ONLY TO THE EXTENT NECESSARY) TO PREVENT THE IMPLEMENTATION, APPLICATION OR EXISTENCE (AS THE CASE MAY BE) OF ANY SUCH PROVISION FROM (I) REQUIRING THE INCLUSION OF ANY “DEFERRED COMPENSATION” PURSUANT TO THE PROVISIONS OF THE PLAN (OR AN AWARD THEREUNDER) IN A PARTICIPANT’S GROSS INCOME PURSUANT TO SECTION 409A OF THE CODE, AND THE REGULATIONS ISSUED THEREUNDER FROM TIME TO TIME AND/OR (II) INADVERTENTLY CAUSING ANY AWARD HEREUNDER TO BE TREATED AS PROVIDING FOR THE DEFERRAL OF COMPENSATION PURSUANT TO SUCH CODE SECTION AND REGULATIONS.

I hereby certify that the foregoing Amended and Restated Plan was duly adopted by the Board of Directors of Aeropostale, Inc. on May 10, 2007.

Executed on this 10th day of May, 2007.

/s/  Edward M. Slezak
Name: Edward M. Slezak
Its: Secretary

AEROPOSTALE, INC.
201 WILLOWBROOK BLVD.
7TH FLOOR
WAYNE, NJ 74700

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Aeropostale, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Aeropostale, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	AEROP1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AEROPOSTALE, INC.

The Board of Directors unanimously recommends a vote “FOR” proposal numbers 1, 2 and 3.

Vote on Directors			FOR	WITHHOLD	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line below.
1.	Item 1 – Election of Directors – Election of nine (9) Members of the Board of Directors:

	(01)	Julian R. Geiger (06) Mindy C. Meads	☐	☐	☐
	(02)	Bodil Arlander (07) John D. Howard
	(03)	Ronald Beegle (08) David B. Vermylen
	(04)	John Haugh (09) Karin Hirtler-Garvey
	(05)	Robert B. Chavez

Vote on Proposals		FOR	AGAINST	WITHHOLD

2.	Item 2 – To approve an amendment to the Company’s Amended and Restated 2002 Long Term Incentive Plan	☐	☐	☐

3.	Item 3 – Ratify Appointment of Independent Auditors:	☐	☐	☐
To ratify the selection, by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending February 2, 2008

IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by a duly authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

FOLD AND DETACH HERE

PROXY	ANNUAL MEETING OF STOCKHOLDERS OF
AEROPOSTALE, INC.
112 West 34th Street
New York, New York 10120
This Proxy is Solicited on Behalf of the Board of Directors of the Company
The undersigned stockholder hereby appoints Julian R. Geiger, Michael J. Cunningham, and Edward M. Slezak, and each of them individually as proxies for the undersigned, each with full power of substitution for and in the name of the undersigned, to act for the undersigned and to vote, as designated on the reverse, all of the shares of common stock of Aeropostale, Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, or adjournment or postponement thereof, to be held June 20, 2007, at 2:00 p.m., local time, at The Westin New York at Times Square, 270 West 43rd Street, New York, New York, 10036 to consider and act upon the matters as designated on the reverse side.
Unless otherwise specified in the boxes and space provided, the proxies shall vote in the election of directors FOR the nominees listed on the reverse side, and shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors has established the close of business on May 4, 2007, as the record date for the determination of the stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders.
Please date, sign and mail your proxy card as soon as possible
(continued and to be signed on the reverse side)